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                                                                                                              EXHIBIT  11.1
                                                      MASTER GRAPHICS, INC.
                                       COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                          JUNE 30,                                 JUNE 30,
                                          ------------------------------------     ----------------------------------------
                                                  1997              1998                   1997                 1998
                                          -----------------  -----------------     ------------------  --------------------
Net earnings (loss)
 before extraordinary loss                             (655)               734                   (904)                1,177
Less preferred stock
 dividends                                                0                (28)                     0                   (28)
Less accretion of
 preferred stock discount                                 0                (29)                     0                   (29)
                                          ------------------------------------     ----------------------------------------
Net earnings (loss) before
 extraordinary loss
 applicable to common
 shares                                                (655)               677                   (904)                1,120

Extraordinary loss                                        0             (2,098)                     0                (2,098)
                                          ------------------------------------     ----------------------------------------
Net loss applicable to common
 shares                                                (655)            (1,421)                  (904)                 (978)
                                          ====================================     ========================================
Basic:
 Weighted average
 common shares outstanding                        4,000,000          4,841,023              4,000,000             4,422,835
                                          ====================================     ========================================
 Basic earnings (loss)
 per share before extraordinary
 loss                                                 (0.16)              0.14                  (0.23)                 0.25
                                          ====================================     ========================================
 Basic loss per share -
 extraordinary loss                                    0.00              (0.43)                  0.00                 (0.47)
                                          ====================================     ========================================
 Basic loss per share                                 (0.16)             (0.29)                 (0.23)                (0.22)
                                          ====================================     ========================================
Diluted:
 Weighted average common
 shares outstanding                               4,000,000          4,841,023              4,000,000             4,422,835
 Assumed exercise of
 warrants                                                 0            243,443                      0               231,786
 Assumed exercise of the
 stock option clause in the
 deferred compensation
 agreements                                               0            100,000                      0               100,000
                                          ------------------------------------     ----------------------------------------
                                                  4,000,000          5,184,466              4,000,000             4,754,621
                                          ====================================     ========================================
Diluted earnings (loss)
 per share before extraordinary
 loss                                                (0.16)               0.13                  (0.23)                 0.24
                                          ====================================     ========================================
 Diluted loss per share -
 extraordinary loss                                   0.00               (0.40)                  0.00                 (0.44)
                                          ====================================     ========================================

 Diluted loss per share                              (0.16)              (0.27)                 (0.23)                (0.20)
                                          ====================================     ========================================
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